Exhibit 99.1

NEWS RELEASE

Contact: April Harper Director, Marketing & Communications Phone (610) 251-1000 aharper@triumphgroup.com	Thomas A. Quigley, III VP, Investor Relations and Controller Phone (610) 251-1000 tquigley@triumphgroup.com

Triumph Group Appoints Jennifer H. Allen to Chief Administrative Officer

Stacey Clapp designated as Chief Commercial Officer

BERWYN, Pa. – August 10, 2021 – Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today announced the appointment of Jennifer H. Allen, the Company’s Senior Vice President, General Counsel & Secretary, to the newly created position of Chief Administrative Officer.  In this role, she will have oversight of the Company’s human resources and information technology functions as well as her existing legal and compliance activities.

Ms. Allen joined the Company in September of 2018 as General Counsel and has helped reshape the Company’s program and business portfolio.  She also has been involved in Triumph’s debt retirement, refinancing and equity offering activity.  More recently, she assumed leadership of the Company’s Environmental, Sustainability, and Governance efforts.

Daniel J. Crowley, Triumph’s Chairman, President and Chief Executive Officer, said, “An outstanding leader and manager, Jenn has the demonstrated ability to drive transformational change while living Triumph’s core values.  A key asset to the Company and our stakeholders and advocate for diversity and inclusion, Jenn is helping Triumph attract and retain the best talent.  In her new role, she will bring together the teams who are dedicated to our people, law, security, information technology, compliance, and inclusion to work toward our future state objectives. Jenn is the right person to advance Triumph’s strategy and continue transformation of these functions.”

Mr. Crowley continued, “I would also like to thank Lance Turner, Triumph’s Chief Human Resources Officer, as he leaves Triumph to relocate in connection with his family’s planned move to California. Lance’s work to modernize Triumph’s human resource practices and processes, and to upgrade our talent, has been key to our operational and financial turnaround.”

Separately, Stacey Clapp has been promoted to Chief Commercial Officer and Vice President of Contracts, reflecting his many contributions to improving Triumph’s business practices and contract and pricing baselines.

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the company's website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations about the Company's operations and transformation in the future. All forward-looking statements involve risks and uncertainties which could affect the Company's actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group's reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2021.

Widespread health developments, including the recent global coronavirus (COVID-19), and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our manufacturing and supply chain operations, commercial operations and sales force, administrative personnel, third-party service providers, business partners and customers and the demand for our products, which could result in a material adverse effect on our business, financial conditions and results of operations.